 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-273314
Prospectus

$10,599,000
Class A Common Stock
We have entered into a Common Stock Sales Agreement dated July 18, 2023, or the sales agreement, with Cowen and Company, LLC, or TD Cowen, relating to the sale of shares of our Class A common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $10,599,000 from time to time, through TD Cowen, acting as our sales agent.
Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “BCEL.” On August 16, 2023, the last reported sale price of our Class A common stock was $0.39 per share.
Sales of our shares, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. TD Cowen is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Under the sales agreement, we may also sell shares of Class A common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to a TD Cowen as principal, we will enter into a separate terms agreement with TD Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
TD Cowen will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page 13 for additional information regarding TD Cowen’s compensation. In connection with the sale of common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification to TD Cowen against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See section titled “Plan of Distribution” on page 13 of this prospectus.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus.
The aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $31.8 million, based on 28,139,451 shares of outstanding Class A common stock held by non-affiliates, at a price of $1.13 per share, which was the closing price of our Class A common stock on the Nasdaq Capital Market on June 20, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
TD Cowen
The date of this prospectus is August 17, 2023.

PROSPECTUS

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ABOUT THIS PROSPECTUS
This prospectus relates to part of a “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC.
Before buying any of the Class A common stock that we are offering, we urge you to carefully read this prospectus and all of the information in the documents that are incorporated by reference in this prospectus, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we nor TD Cowen have authorized any other person to provide you with any information that is different than on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any free writing prospectus we may provide to you in connection with this offering. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of shares of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not assume that the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof. You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise stated or unless the context requires otherwise, all references in this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein to “Atreca,” the “company,” “we,” “us” and “our” and other similar references refer to Atreca, Inc., a corporation under the laws of the State of Delaware.
This prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and any accompanying prospectus supplement are the property of their respective owners.

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PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Class A common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information in the section titled “Risk Factors” in this prospectus on page 4, our consolidated financial statements and related notes, and the other information that we incorporate by reference into this prospectus.
In this prospectus, unless we indicate otherwise or the context requires, references to the “company,” “Atreca,” “we,” “our,” “ours,” and “us” and other similar references refer to Atreca, Inc. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.
Atreca, Inc.
Overview
We are a biopharmaceutical company utilizing our differentiated platform primarily to discover and develop novel antibody-based therapeutics to treat a range of solid tumor types. While more traditional oncology drug discovery approaches attempt to generate antibodies against known targets, our approach relies on the human immune system to direct us to unique antibody-target pairs from patients experiencing a clinically meaningful, active immune response against their tumors. These unique antibody-target pairs represent a potentially novel and previously unexplored landscape of oncology targets. We believe the fact that our approach has the potential to deliver novel, previously unexplored oncology targets provides us with a significant competitive advantage over traditional approaches, which focus on known targets that many companies are aware of and can pursue. We have utilized our drug discovery approach to identify over 2,000 distinct human antibodies that bind preferentially to tumor tissue from patients who are not the source of the antibody.
Corporate Information
We were incorporated under the laws of the state of Delaware in June 2010. Our principal executive offices are located at 835 Industrial Road Suite 400, San Carlos, CA 94070. Our telephone number is (650) 595-2595. Our website address is www.atreca.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.
The Atreca design logo, “Atreca” and our other common law or registered trademarks, service marks or trade names appearing in this prospectus are the property of Atreca, Inc. Other trademarks, service marks or trade names used in this prospectus are the property of their respective owners.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in this prospectus, any accompanying prospectus supplement and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in this prospectus, our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year, (ii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period, (iii) December 31, 2024, or (iv) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in this prospectus and our periodic reports and proxy statements.
We are also a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
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The Offering
Class A common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $10,599,000.
Class A common stock to be outstanding immediately after this offering
Assuming all $10,599,000 of shares of our Class A common stock are sold in this offering at an assuming offering price of $0.39 per share, the last reported sale price of shares of our Class A common stock on the Nasdaq Global Select Market on August 16, 2023, we would have had 59,618,066 shares of our Class A common stock outstanding as of June 30, 2023.
Manner of offering
“At-the-market” offering that may be made from time to time through our sales agent, TD Cowen. See “Plan of Distribution” on page 13 of this prospectus.
Use of proceeds
We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes, which may include funding research and development, general and administrative activities and capital expenditures. See “Use of Proceeds” on page 8 of this prospectus.
Risk factors
Investing in our Class A common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in documents incorporated by reference into this prospectus, for a discussion of factors you should consider before buying shares of our Class A common stock.
Nasdaq Global Select Market symbol . .
“BCEL”
The number of shares of our Class A common stock that will be outstanding after this offering is based on 32,441,143 shares of our Class A common stock and 6,715,441 shares of our Class B common stock outstanding as of June 30, 2023 and excludes:
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9,007,329 shares of Class A common stock issuable upon the exercise of stock options as of June 30, 2023 with a weighted average exercise price of $2.88 per share;

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734,568 shares of Class A common stock issuable upon the vesting of outstanding restricted stock units as of June 30, 2023;

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2,789,176 shares of Class A common stock reserved for future issuance under our 2019 Equity Incentive Plan and Inducement Plan as of June 30, 2023, as well as (i) any additional shares of Class A common stock that become available for issuance under the 2019 Equity Incentive Plan (including as a result of annual increases) and (ii) any shares of Class A common stock that would have otherwise returned to our 2010 Equity Incentive Plan in accordance with its terms, which, in each case, will become available for issuance under our 2019 Equity Incentive Plan; and

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1,203,443 shares of our Class A common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, as of June 30, 2023, as well as any additional shares of Class A common stock that become available for issuance under this plan (including as a result of annual increases).

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described below and under the heading “Risk Factors” contained in any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering and Ownership of Our Class A Common Stock
If you purchase shares of our Class A common stock in this offering, you may suffer immediate dilution of your investment.
If you invest in our Class A common stock, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share of our Class A common stock immediately after this offering. Our net tangible book value of our Class A common stock as of June 30, 2023 was approximately $45 million, or $1.14 per share. Net tangible book value of our Class A common stock is total tangible assets less our total liabilities divided by the number of shares of our Class A common stock outstanding as of June 30, 2023. On August 16, 2023, the last reported sale price of our Class A common stock was $0.39 per share. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. The offering price per share in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering, in which case investors will incur immediate and substantial dilution. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested.
We will have broad discretion in the use of proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return.
We will have broad discretion over the use of proceeds from this offering. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment in us. Our failure to apply the net proceeds of this offering effectively could result in financial losses that could materially impair our ability to pursue our growth strategy, cause the price of our Class A common stock to decline, delay development of our products or require us to raise additional capital.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in future transactions may be higher or lower than the price per share in this offering.
We do not intend to pay dividends on our Class A common stock so any returns will be limited to the value of our stock.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the sales agreement, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents that we have filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, statements concerning the following:
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the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and investigational new drug, or IND, and other regulatory submissions;

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our expectations regarding the activity of potential future product candidates once administered in a human subject;

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our expectations and beliefs regarding the market for cancer therapies and development of the immuno-oncology industry;

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our ability to identify and develop product candidates for treatment of additional disease indications;

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our or a potential future collaborator’s ability to obtain and maintain regulatory approval of any of our potential future product candidates;

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the rate and degree of market acceptance of any approved product candidates;

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the implementation of our business model and strategic plans for our business, technologies, and any potential future product candidates;

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our financial condition;

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our or any potential future collaborator’s ability to obtain and maintain intellectual property protection for our discovery platform and any potential future product candidates and our ability to operate our business without infringing the intellectual property rights of others;

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anticipated synergies resulting from our collaborations;

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the effect of macroeconomic conditions, including, but not limited, to COVID-19, inflation, uncertain credit and global financial markets and geopolitical events;

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the level of dilution our stockholders will face in connection with sales of the shares offered pursuant to this prospectus;

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the expected benefits of our cost-saving initiatives; and

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our use of the net proceeds from this offering.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. You should read this prospectus, any applicable prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development activities.
The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the progress of our preclinical development efforts, the ongoing status of and results of our clinical trials and other studies and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering. Although we may use a portion of the net proceeds from the offering for the acquisition or licensing, as the case may be, of product candidates, technologies, compounds, other assets or complementary businesses, we have no current understandings, agreements or commitments to do so. Pending these uses, we intend to invest the net proceeds from this offering in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK
General
The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are included as exhibits to our Annual Report on Form 10-K, and to the applicable provisions of Delaware law.
Our authorized capital stock consists of 650,000,000 shares of Class A common stock, $0.0001 par value per share, 50,000,000 shares of Class B common stock, $0.0001 par value per share and 300,000,000 shares of preferred stock, $0.0001 par value per share.
Class A Common Stock
As of June 30, 2023, 32,441,143 shares of Class A common stock were outstanding. All outstanding shares of Class A common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our Class A common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of the Nasdaq Stock Market.
Voting Rights
Except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock, including for the election of directors. We have not provided for cumulative voting rights for our Class A common stock in our amended and restated certificate of incorporation.
Conversion Rights
Holders of our Class A common stock have no conversion rights.
Economic Rights
Dividends and Distributions.   Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Class A common stock and Class B common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, the holders of our Class A common stock and Class B common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Holders of our Class A common stock have no preemptive rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our Class A common stock. The rights, preferences, and privileges of holders of Class A common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Class B Common Stock
As of June 30, 2023, 6,715,441 shares of Class B common stock were outstanding. All outstanding shares of Class B common stock are duly authorized, validly issued, fully paid, and nonassessable.
Voting Rights
Except as otherwise expressly provided in our amended and restated certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, holders of our

Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors. We have not provided for cumulative voting rights for our Class B common stock in our amended and restated certificate of incorporation.
Conversion Rights
Holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.99% of any class of our securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, unless otherwise as expressly provided for in our amended and restated certificate of incorporation. However, this ownership limitation may be increased or decreased to any other percentage designated by such holder of Class B common stock upon 61 days’ notice to us.
Economic Rights
Dividends and Distributions.   Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our Class B common stock and Class A common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation Rights.   In the event of our liquidation, dissolution or winding up, the holders of our Class B common stock and Class A common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Holders of our Class B common stock have no preemptive rights or other subscription rights and there are no redemption or sinking funds provisions applicable to our Class B common stock. The rights, preferences, and privileges of holders of Class B common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 300,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock and Class B common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the Class A common stock and the voting and other rights of the holders of our Class A common stock and Class B common stock. We have no current plans to issue any shares of preferred stock.
Anti-Takeover Effects of Provisions of Delaware Law and Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date that such stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

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on or after such date that such stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 /3% of the outstanding voting stock that is not owned by the interested stockholder

In general, Section 203 of the Delaware General Corporation Law defines “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting stock of the corporation.
The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three year terms. Because our stockholders do not have cumulative voting rights, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Our amended and restated certificate of incorporation also provide that directors may be removed by the stockholders only for cause upon the affirmative vote of sixty-six and two-thirds percent (66 /3%) of the voting power of all then-outstanding shares of our capital stock entitled to vote generally at an election of the directors.
Our amended and restated certificate of incorporation and amended and restated bylaws provide that no action shall be taken by our stockholders except at an annual or special meeting of stockholders called in accordance with our amended and restated bylaws, and no action of our stockholders shall be taken by written consent or electronic transmission. Our amended and restated bylaws also provides that a special meeting of stockholders may be called only by our chairperson of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.
Our amended and restated bylaws also establishes advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two-thirds of the total voting power of all of our outstanding voting stock.
The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Choice of Forum
Our certificate of amended and restated incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us or our directors, officers, or employees arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; and (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act. Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021-1011.
Listing on the Nasdaq Global Select Market
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “BCEL.”

PLAN OF DISTRIBUTION
We have entered into a sales agreement with TD Cowen, dated July 18, 2023, under which we may issue and sell up to $91,521,058 of our shares of Class A common stock from time to time through or to TD Cowen as our sales agent or principal. Sales of our shares of Class A common stock, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. If authorized by us in writing, TD Cowen may purchase shares of our common stock as principal.
TD Cowen will offer our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of Class A common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct TD Cowen not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our Class A common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $75,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with this offering and up to $15,000 of TD Cowen’s actual filing fees and associated legal expenses of TD Cowen’s outside counsel for filings with the FINRA Corporate Financing Department. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $330,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.
TD Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which Class A common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold and the net proceeds to us.
We will report at least quarterly the number of shares of Class A common stock sold through TD Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of Class A common stock.
Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
Under the sales agreement, we may also sell shares of Class A common stock to TD Cowen as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to a TD Cowen as principal, we will enter into separate terms agreement with TD Cowen, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
In connection with the sales of our Class A common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our common stock.

Our Class A common stock is listed on The Nasdaq Global Select Market and trades under the symbol “BCEL.” The transfer agent of our common stock is Computershare Trust Company, N.A.
TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
Cooley LLP will pass upon the validity of the shares of Class A common stock offered hereby. Davis Polk & Wardwell LLP is acting as counsel for TD Cowen in connection with this offering. As of the date of this prospectus, GC&H Investments, LLC, an entity comprised of partners and associates of Cooley LLP, beneficially owns 65,080 shares of Class A common stock.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (other than the information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless the Form 8-K expressly provides to the contrary) that we have filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 10, 2023 and August 10, 2023, respectively;

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our Current Reports on Form 8-K filed with the SEC on June 15, 2023 and August 10, 2023, respectively; and

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the description of our Class A common stock set forth in our registration statement on Form 8-A, filed with the SEC on June 10, 2019, including any amendments thereto or reports filed for the purposes of updating this description, including the description of our securities contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023.

We also incorporate by reference any future filings (other than the information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Atreca, Inc.
835 Industrial Road,
Suite 400, San Carlos, CA 94070
(650) 595-2595
Attn: General Counsel

$10,599,000
Class A Common Stock

Prospectus

TD Cowen
August 17, 2023